Exhibit 10.1

AgFeed Animal Nutrition Holdings, Inc.

2010 Long-Term Incentive Plan

Section 1.  Purpose.  The purpose of this Plan is to advance the interests of AgFeed Animal Nutrition Holdings, Inc. (“Holdings” or the “Company”) and its stockholders by providing incentives to certain Eligible Persons who contribute significantly to the strategic and long-term performance objectives and growth of the Company.

Section 2.  Definitions.  Certain capitalized terms applicable to this Plan are set forth in Exhibit 1.

Section 3.  Administration.  This Plan shall be administered by the Committee, upon consultation with management and the Board as appropriate.  The Committee shall have all the powers vested in it by the terms of this Plan, such powers to include exclusive authority to select the Eligible Persons to be granted Awards under this Plan, to determine the type, size, terms and conditions of the Award to be made to each Eligible Person selected, to modify or waive the terms and conditions of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to Eligible Persons located outside the United States and to prescribe the form of the agreements evidencing Awards made under this Plan. Awards may, in the discretion of the Committee, be made under this Plan in assumption of, or in substitution for, outstanding Awards previously granted by (i) the Company, (ii) any predecessor of the Company, or (iii) a company acquired by the Company or with which the Company combines. The number of Ordinary Shares underlying such substitute awards shall be counted against the aggregate number of Ordinary Shares available for Awards under this Plan.

The Committee is authorized to interpret this Plan and the Awards granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, and to make any other determinations that it deems necessary or desirable for the administration of this Plan. The Committee may correct any defect or omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan, as described in this Plan, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their Beneficiaries or Permitted Transferees). The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Participants.

No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by such member or officer, by any other member of the Committee or by any other officer of the Company in connection with the performance of duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute. In addition to all other rights of indemnification and reimbursement to which a member of the Committee and an officer of the Company may be entitled, the Company shall indemnify and hold harmless each such member or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding or suit in connection with the performance of duties under this Plan against expenses (including reasonable attorneys’ fees), judgments, fines, liabilities, losses and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding or suit, except for his or her own willful misconduct or as expressly provided otherwise by statute. Expenses (including reasonable attorneys’ fees) incurred by such a member or officer in defending any such proceeding or suit shall be paid by the Company in advance of the final disposition of such proceeding or suit upon receipt of a written affirmation by such member or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of such member or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Section.

Section 4.  Participation.  Consistent with the purposes of this Plan, the Committee shall have exclusive power to select the Eligible Persons who may participate in this Plan and be granted Awards under this Plan. Eligible Persons may be selected individually or by groups or categories, as determined by the Committee in its discretion.

Section 5.  Awards under this Plan.

(a)           Types of Awards.  Awards under this Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof:  (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Performance Grants and (vi) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of this Plan (including, but not limited to, Other Share-Based Awards, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to Participants who are foreign nationals or are employed or performing services outside the United States).

(b)           Maximum Number of Ordinary Shares that May be Issued.  The maximum aggregate number of Ordinary Shares available for issuance under Awards granted under this Plan, including Incentive Stock Options, shall be 3,000,000.  Ordinary Shares subject to any Awards that expire without being exercised or that are forfeited shall again be available for future grants of Awards, provided that Ordinary Shares subject to a Stock Appreciation Right granted in tandem with other Awards granted under the Plan shall be replenished only once for the overall number of Ordinary Shares subject thereto and not for both the number of Ordinary Shares subject to the tandem Stock Appreciation portion of the Award and the number of Ordinary Shares subject to the Option portion of the Award.  Ordinary Shares subject to Awards that have been retained by the Company in payment or satisfaction of the purchase price or tax withholding obligation of an Award shall not count against the limit set forth in first sentence of this paragraph (a) above.  The Company shall not be under any obligation, however, to make any such future Awards.  No Eligible Person may receive: (i) Stock Options or Stock Appreciation Rights under this Plan for more than 500,000 Ordinary Shares in any one fiscal year of the Company; (ii) Performance Grants (denominated in Ordinary Shares) for more than 500,000 Ordinary Shares in any one fiscal year of the Company and (iii) Performance Grants (denominated in cash) for more than $500,000 in any one fiscal year of the Company.  The foregoing limitations shall be subject to adjustment as provided in Section 16, but only to the extent that any such adjustment will not affect the status of:  (A) any Award intended to qualify as performance-based compensation under Section 162(m) of the Code; (B) any Award intended to qualify as an Incentive Stock Option or (C) any Award intended to comply with, or qualify for an exception to, Section 409A.  Ordinary Shares issued pursuant to this Plan may be either authorized but unissued shares, treasury shares, reacquired shares or any combination thereof.

(c)           Rights with Respect to Ordinary Shares and Other Securities.  Except as provided in subsection 8(c) with respect to Awards of Restricted Stock and unless otherwise determined by the Committee in its discretion, a Participant to whom an Award is made (and any Person succeeding to such a Participant’s rights pursuant to this Plan) shall have no rights as a stockholder with respect to any Ordinary Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date a stock certificate evidencing such Ordinary Shares or other evidence of ownership is issued to such Participant or until Participant's ownership of such Ordinary Shares shall have been entered into the books of the registrar in the case of uncertificated shares.

Section 6.  Stock Options.  The Committee may grant Stock Options; provided that an Incentive Stock Option may be granted only to Eligible Persons who are employees of ANNI or any parent or subsidiary of ANNI within the meaning of Code Sections 424(e) and (f), including a subsidiary which becomes such after adoption of the plan.  Each Stock Option granted or sold under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the Ordinary Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

(a)          The exercise price of a Stock Option shall not be less than the Fair Market Value of the Ordinary Shares subject to such Stock Option on the date of grant, as determined by the Committee; provided, however, if an Incentive Stock Option is granted to a Ten Percent Employee, such exercise price shall not be less than 110% of such Fair Market Value at the time the Stock Option is granted.

(b)          The Committee shall determine the number of Ordinary Shares to be subject to each Stock Option.

(c)          Any Stock Option may be exercised during its term only at such time or times and in such installments as the Committee may establish.

(d)          A Stock Option shall not be exercisable:

(i)           in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Stock Option, after the expiration of ten years from the date it is granted; and

(ii)          unless payment in full is made for the shares being acquired under such Stock Option at the time of exercise as provided in subsection 6(h).

(e)          The Committee shall determine in its discretion and specify in each agreement evidencing a Stock Option the effect, if any, the termination of the Participant’s employment with or performance of services for the Company shall have on the exercisability of the Stock Option.

(f)          In the case of an Incentive Stock Option, the amount of the aggregate Fair Market Value of Ordinary Shares (determined at the time of grant of the Stock Option) with respect to which incentive stock options are exercisable for the first time by an employee of the Company during any calendar year (under all such plans of his or her employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 or such other amount as is specified in the Code.

(g)         It is the intent of ANNI that Nonqualified Stock Options granted under this Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under this Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent. If a Stock Option is intended to be an Incentive Stock Option, and if for any reason such Stock Option (or portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Stock Option (or portion thereof) shall be regarded as a Nonqualified Stock Option granted under this Plan; provided that such Stock Option (or portion thereof) otherwise complies with this Plan’s requirements relating to Nonqualified Stock Options. In no event shall any member of the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of a Stock Option to qualify for any reason as an Incentive Stock Option.

(h)         For purposes of payments made to exercise Stock Options, such payment shall be made in such form (including, but not limited to, cash, Ordinary Shares, the surrender of another outstanding Award under this Plan, broker assisted cashless exercise or any combination thereof) as the Committee may determine in its discretion.

Section 7.  Stock Appreciation Rights.  The Committee may grant Stock Appreciation Rights. Each Award of Stock Appreciation Rights granted under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Ordinary Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

(a)          The Committee shall determine the number of Ordinary Shares to be subject to each Award of Stock Appreciation Rights.

(b)          Any Stock Appreciation Right may be exercised during its term only at such time or times and in such installments as the Committee may establish and shall not be exercisable after the expiration of ten years from the date it is granted.

(c)          The Committee shall determine in its discretion and specify in each agreement evidencing an Award of Stock Appreciation Rights the effect, if any, the termination of the Participant’s employment with or performance of services for the Company shall have on the exercisability of the Award of Stock Appreciation Rights.

(d)          An Award of Stock Appreciation Rights shall specify a number of Ordinary Shares and entitle the holder to receive an aggregate value equal to the excess of the Fair Market Value of one Ordinary Share, at the time of such exercise, over the exercise price, times the number of Ordinary Shares subject to the Award, or portion thereof, that is so exercised or surrendered, as the case may be.  Stock Appreciation Rights shall have an exercise price no less than the Fair Market Value of the Common Shares covered by the right on the date of grant.

(e)          A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right, or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subsection 7(d) of this Agreement.

Section 8.  Restricted Stock and Restricted Stock Units.  The Committee may grant Awards of Restricted Stock and Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions as the Committee, in its discretion, shall establish.

(a)          The Committee shall determine the number of Ordinary Shares to be issued to a Participant pursuant to the Award of Restricted Stock or Restricted Stock Units, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

(b)          Until the expiration of such period as the Committee shall determine from the date on which the Award is granted and subject to such other terms and conditions as the Committee in its discretion, shall establish (the “Restricted Period”), a Participant to whom an Award of Restricted Stock is made shall be issued, but shall not be entitled to the delivery of, a stock certificate or otherwise evidence of ownership representing the Ordinary Shares subject to such Award. The standard vesting schedule applicable to Awards of Restricted Stock and Restricted Stock Units shall provide for vesting of such Awards, in one or more increments, over a service period of no less than three years; provided, however, this limitation shall not apply to Awards granted to non-employee directors of the Board that are received pursuant to the Company's compensation program applicable to non-employee directors of the Board, or adversely affect a Participant's rights under another plan or agreement with the Company.

(c)          Unless otherwise determined by the Committee in its discretion, a Participant to whom an Award of Restricted Stock has been made (and any Person succeeding to such a Participant’s rights pursuant to this Plan) shall have, after issuance of a certificate for the number of Ordinary Shares awarded (or after the Participant's ownership of such Ordinary Shares shall have been entered into the books of the registrar in the case of uncertificated shares) and prior to the expiration of the Restricted Period, ownership of such Ordinary Shares, including the right to vote such Ordinary Shares and to receive dividends or other distributions made or paid with respect to such Ordinary Shares (provided that such Ordinary Shares, and any new, additional or different shares, or Other ANNI Securities or property, or other forms of consideration that the Participant may be entitled to receive with respect to such Ordinary Shares as a result of a stock split, stock dividend or any other change in the corporation or capital structure of ANNI, shall be subject to the restrictions set forth in this Plan as determined by the Committee in its discretion), subject, however, to the restrictions and limitations imposed thereon pursuant to this Plan.

(d)          The Committee shall determine in its discretion and specify in each agreement evidencing an Award of Restricted Stock or Restricted Stock Units the effect, if any, the termination of the Participant’s employment with or performance of services for the Company during the Restricted Period shall have on such Award.

(e)          The Committee may grant Dividend Equivalents to Participants in connection with Awards of Restricted Stock Units.  The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Ordinary Shares, or other investment vehicles as the Committee may specify; provided that, unless otherwise determined by the Committee, Dividend Equivalents shall be subject to all conditions and restrictions of the underlying Restricted Stock Units to which they relate.

Section 9.  Performance Grants.

(a)          Grant.  Subject to the limitations set forth in Section 5(b), the Committee shall have sole and complete authority to determine the Eligible Persons who shall receive a Performance Grant which shall consist of a right that is (i) denominated in cash, Ordinary Shares or any other form of Award issuable under this Plan (or any combination thereof), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish and (iii) payable at such time and in such form as the Committee shall determine. Unless otherwise determined by the Committee, any such Performance Grant shall be evidenced by an Award agreement containing the terms of the Award, including, but not limited to, the performance criteria and such terms and conditions as may be determined, from time to time, by the Committee, in each case, not inconsistent with this Plan.  In relation to any Performance Grant, the performance period may consist of one or more calendar years or other fiscal period of at least 12 months in length for which performance is being measured.

(b)          Terms and Conditions.  For Awards intended to be performance-based compensation under Section 162(m), Performance Grants shall be conditioned upon the achievement of pre-established goals relating to one or more of the following objective performance measures, as determined in writing by the Committee and subject to such modifications as specified by the Committee: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; stock price; return on equity; total or relative increases to stockholder return; return on invested capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration, and other objective non-financial operating and management performance measures. To the extent consistent with Section 162(m), the Committee may determine, at the time the performance goals are established, that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in Accounting Standards Codification (ASC) 225 or described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in ANNI's annual report for the applicable period. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous fiscal years’ results or to a designated comparison group, in each case as specified by the Committee.

(c)          Preestablished Performance Goals.  For Awards intended to be performance-based compensation under Section 162(m), performance goals relating to the performance measures set forth above shall be preestablished in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and Treasury Regulations promulgated thereunder. All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period; provided, however, that for a performance period of less than one (1) year, the Committee shall take any such actions prior to the lapse of 25% of the performance period. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Grant, the Committee, in its sole discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

(d)          Additional Restrictions/Negative Discretion.  The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Grants. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore, and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may retain the discretion to reduce the amount of any Performance Grant to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly-situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions or (iv) such other factors or conditions that the Committee deems relevant; provided, however, the Committee shall not use its discretionary authority to increase any Award that is intended to be performance-based compensation under Section 162(m).

(e)          Payment of Performance Awards.  Performance Grants may be paid in a lump sum within two and one-half months following the close of the performance period or, in a lump sum or in installments in accordance with procedures established by the Committee and in accordance with Section 409A, on a deferred basis.

Section 10.  Other Share-Based Awards.  The Committee shall have authority to grant to Eligible Persons Other Share-Based Awards, which shall consist of any right that is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Ordinary Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Ordinary Shares (including, without limitation, securities convertible into Ordinary Shares), as deemed by the Committee to be consistent with the purposes of this Plan. Subject to the terms of this Plan and any applicable Award agreement, the Committee shall determine the terms and conditions of any such Other Share-Based Award.

Section 11.  Section 409A. Notwithstanding any provision of the Plan or an Award agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award agreement shall be administered, interpreted and construed in a manner necessary in order to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed), and the following provisions shall apply with respect to such Award or Benefit, as applicable.

(a)          If a Participant is a "specified employee" for purposes of Section 409A and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon separation from service, such payment shall be delayed for a period of six (6) months after the date the Participant separates from service (or, if earlier, the death of the Participant).  Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period unless another compliant date is specified in the applicable agreement.

(b)          For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. Whether a Participant has separated from service or employment will be determined by the Committee based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A.  For this purpose, a Participant will be presumed to have experienced a separation from service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(c)          The grant of Nonqualified Stock Options, Stock Appreciation Rights and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. §1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A.  Accordingly, any such Award may be granted to Eligible Persons of ANNI and its subsidiaries and affiliates in which ANNI has a controlling interest.  In determining whether ANNI has a controlling interest, the rules of Treas. Reg. §1.414(c)-2(b)(2)(i) shall apply; provided that the language "at least 50 percent" shall be used instead of "at least 80 percent" in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(i)), the language "at least 20 percent" shall be used instead of "at least 80 percent" in each place it appears.  The rules of Treas. Reg. §§1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(d)          In no event shall any member of the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

Section 12.  Deferred Payment of Awards.  The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any cash compensation, or Ordinary Shares or other form of payment under an Award, may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options or Stock Appreciation Rights.

Section 13. Transferability of Awards.  A Participant’s rights and interest under this Plan or any Award may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, the Committee may permit such transfer to a Permitted Transferee; and provided, further, that, unless otherwise permitted by the Code, any Incentive Stock Option granted pursuant to this Plan shall not be transferable other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by Participant or by such Permitted Transferee.

Section 14.  Amendment or Substitution of Awards under this Plan.  The terms of any outstanding Award under this Plan may be amended or modified from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments under any Award) if the Committee could grant such amended or modified Award under the terms of this Plan at the time of such amendment or modification; provided that no such amendment or modification shall: (i) accelerate the vesting or exercisability of any Awards other than in connection with a Participant's death, disability, retirement or a change in control or other transaction contemplated by Section 16 hereof; provided further, the foregoing limitation shall not apply to (A) Awards for up to five percent (5%) of the aggregate number of Ordinary Shares authorized for issuance under the Plan, or (B) any Performance Grant the payment of which remains contingent upon the attainment of the performance goal; or (ii) adversely affect in a material manner any right of a Participant under the Award without his or her written consent.  Notwithstanding the foregoing or any provision of an Award to the contrary, the Committee may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of an Award to the extent necessary to conform the provisions of the Award with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of the Award shall adversely affect the rights of a Participant. The Committee may, in its discretion, permit holders of Awards under this Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under this Plan.  Notwithstanding any provision of this Plan to the contrary, neither the Board nor the Committee may, without stockholder approval, reduce the exercise price of any outstanding Stock Option or Stock Appreciation Right or take any other action with respect to outstanding Stock Options or Stock Appreciation Rights that is treated as a repricing of such Stock Options or Stock Appreciation Rights under generally accepted accounting principles (unless otherwise permitted by applicable listing standards).

Section 15.  Termination of a Participant.  For all purposes under this Plan, the Committee shall determine whether a Participant has terminated employment with, or the performance of services for, the Company; provided, however, an absence or leave approved by the Company, to the extent permitted by applicable provisions of the Code, shall not be considered an interruption of employment or performance of services for any purpose under this Plan.

Section 16.  Dilution and Other Adjustments.  In the event a dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Ordinary Shares, Other ANNI Securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Ordinary Shares or Other ANNI Securities, issuance of warrants or other rights to purchase Ordinary Shares or Other ANNI Securities or other similar corporate transaction or event affects the Ordinary Shares such that an adjustment is determined by the Committee so as to maintain the proportionate number of Ordinary Shares or Other Holdings Securities without changing the aggregate exercise or settlement price, then the Committee shall, in an equitable manner, (i) adjust any or all of (a) the aggregate maximum number of Ordinary Shares or Other ANNI Securities (or number and kind of other securities or property) with respect to which Awards may be granted under this Plan pursuant to Section 5(b), (b) the individual maximum number of Ordinary Shares that may be granted as Stock Options, Stock Appreciation Rights and Performance Grants (denominated in Ordinary Shares) to a Participant pursuant to Section 5(b) of this Plan, (c) the number of Ordinary Shares or Other ANNI Securities (or number and kind of other securities or property) subject to outstanding Awards and (d) the grant or exercise price with respect to any outstanding Award; (ii) if deemed appropriate, provide for an equivalent Award or substitute Award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that, in each case, any such adjustment shall be performed in accordance with the applicable provisions of the Code and the Treasury Regulations issued thereunder so as to not affect the status of: (A) any Award intended to qualify as performance-based compensation under Section 162(m); (B) any Award intended to qualify as an Incentive Stock Option under Section 422 or (C) any Award intended to comply with, or qualify for an exception to, Section 409A. Unless otherwise provided by the Committee, all outstanding Awards shall terminate immediately prior to the consummation of any dissolution or liquidation of the Company. Any such termination or adjustment made by the Committee will be final, conclusive and binding for all purposes of this Plan.

Section 17.  Designation of Beneficiary by Participant.  A Participant may name a beneficiary to receive any payment to which such Participant may be entitled with respect to any Award under this Plan in the event of his or her death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion (a “Beneficiary”). The Committee reserves the right to review and approve Beneficiary designations. A Participant may change his or her Beneficiary from time to time in the same manner, unless such Participant has made an irrevocable designation. Any designation of a Beneficiary under this Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated Beneficiary survives the Participant and is living on the date on which any amount becomes payable to such a Participant’s Beneficiary, such payment will be made to the legal representatives of the Participant’s estate, and the term “Beneficiary” as used in this Plan shall be deemed to include such Person or Persons. If there are any questions as to the legal right of any Beneficiary to receive a distribution under this Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the Participant, in which event the Company, the Board, the Committee, the Designated Administrator (if any), and the members thereof, will have no further liability to anyone with respect to such amount.

Section 18.  Miscellaneous Provisions.

(a)          Any proceeds from Awards shall constitute general funds of ANNI.

(b)          No fractional shares may be delivered under an Award, but in lieu thereof a cash or other adjustment may be made as determined by the Committee in its discretion.

(c)          No Eligible Person or other Person shall have any claim or right to be granted an Award under this Plan. Determinations made by the Committee under this Plan need not be uniform and may be made selectively among Eligible Persons under this Plan, whether or not such Eligible Persons are similarly situated. Neither this Plan nor any action taken under this Plan shall be construed as giving any Eligible Person any right to continue to be employed by or perform services for the Company, and the right to terminate the employment of or performance of services by Eligible Persons at any time and for any reason is specifically reserved.

(d)          No Participant or other Person shall have any right with respect to this Plan, the Ordinary Shares reserved for issuance under this Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the Participant and all the terms, conditions and provisions of this Plan and the Award applicable to such Participant (and each Person claiming under or through such him or her) have been met.

(e)          Notwithstanding anything to the contrary contained in this Plan or in any Award agreement, each Award shall be subject to the requirement, if at any time the Committee shall determine, in its sole discretion, that such requirement shall apply, that the listing, registration or qualification of any Award under this Plan, or of the Ordinary Shares, Other ANNI Securities or property or other forms of payment issuable pursuant to any Award under this Plan, on any stock exchange or other market quotation system or under any federal or state law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the exercise or settlement thereof, such Award shall not be granted, exercised or settled in whole or in part until such listing, registration, qualification, consent or approval shall have been effected, obtained and maintained free of any conditions not acceptable to the Committee. Notwithstanding anything to the contrary contained in this Plan or in any Award agreement, no Ordinary Shares, Other ANNI Securities or property or other forms of payment shall be issued under this Plan with respect to any Award unless the Committee shall be satisfied that such issuance will be in compliance with applicable law and any applicable rules of any stock exchange or other market quotation system on which such Ordinary Shares are listed.  If the Committee determines that the exercise of any Stock Option or Stock Appreciation Right would fail to comply with any applicable law or any applicable rules of any stock exchange or other market quotation system on which Ordinary Shares are listed, the Participant holding such Stock Option or Stock Appreciation Right shall have no right to exercise such Stock Option or Stock Appreciation Right until such time as the Committee shall have determined that such exercise will not violate any applicable law or any such applicable rule, provided that such Stock Option or Stock Appreciation Right shall not have expired prior to such time.

(f)           It is the intent of ANNI that this Plan and Awards hereunder comply in all respects with Rule 16b-3 and Sections 162(m), 409A and 422, and (i) the provisions of the Plan shall be administered, interpreted and construed in a manner necessary to comply with Rule 16b-3 and Sections 162(m), 409A and 422, the regulations issued thereunder or an exception thereto (or disregarded to the extent the Plan cannot be so administered, interpreted or construed); and (ii) in no event shall any member of the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Rule 16b-3 and Sections 162(m), 409A and 422.

(g)          The Company shall have the right to deduct from any payment made under this Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of ANNI to issue Ordinary Shares, Other ANNI Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under this Plan, that the Participant (or any Beneficiary or Person entitled to act) pay to ANNI, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, ANNI may refuse to issue Ordinary Shares, Other ANNI Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in this Plan to the contrary, the Committee may, in its discretion, permit an Eligible Person (or any Beneficiary or Person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing ANNI to withhold, or agreeing to surrender to ANNI on or about the date such tax liability is determinable, Ordinary Shares, Other ANNI Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such Person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such Person, having a market value equal to the amount of such taxes); provided, however, that any broker-assisted cashless exercise shall comply with the requirements for equity classification of Paragraph 35 of FASB Statement No. 123(R) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.

(h)          The expenses of this Plan shall be borne by the Company; provided, however, the Company may recover from a Participant or his or her Beneficiary, heirs or assigns any and all damages, fees, expenses and costs incurred by the Company arising out of any actions taken by a Participant in breach of this Plan or any agreement evidencing such Participant’s Award.

(i)           This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

(j)           By accepting any Award or other benefit under this Plan, each Participant (and each Person claiming under or through him or her) shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board, the Committee or the Designated Administrator (if applicable).

(k)          The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards under this Plan or any Ordinary Shares issued pursuant to this Plan as may be required by applicable law and any applicable rules of any stock exchange or other market quotation system on which Ordinary Shares are listed.

(l)           The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Awards granted under this Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

(m)         Records of the Company shall be conclusive for all purposes under this Plan or any Award, unless determined by the Committee to be incorrect.

(n)          If any provision of this Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and this Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan or Award, as applicable.

(o)          The terms of this Plan shall govern all Awards under this Plan and in no event shall the Committee have the power to grant any Award under this Plan that is contrary to any of the provisions of this Plan.

(p)          For purposes of interpretation of this Plan, the masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

Section 19.  Plan Amendment or Suspension.  This Plan may be amended or suspended in whole or in part at any time from time to time by the Committee; provided that no such change or amendment shall be made without stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement or other applicable law for which the Committee deems it necessary or desirable to qualify or comply. No amendment of this Plan shall adversely affect in a material manner any right of any Participant with respect to any Award previously granted without such Participant’s written consent, except as permitted under Section 14.  Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of the Plan to the extent necessary to conform the provisions of the Plan with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of the Plan shall adversely affect the rights of a Participant.

Section 20.  Plan Termination.  This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)          upon the adoption of a resolution of the Board terminating this Plan; or

(b)          the tenth anniversary of the Effective Date.

No termination of this Plan shall materially alter or impair any of the rights or obligations of any Participant, without his or her consent, under any Award previously granted under this Plan, except that subsequent to termination of this Plan, the Committee may make amendments or modifications permitted under Section 14.

Section 21.  Effective Date.  This Plan shall be effective August 20, 2010 (the "Effective Date"), subject to its approval by the stockholders of ANNI; provided that, no Incentive Stock Options shall be exercisable under the Plan unless the stockholders of ANNI approve the Plan within twelve (12) months after the Effective Date; provided, further, no award granted after the Effective Date that is intended to be performance-based within the meaning of Section 162(m) shall be paid prior to stockholder approval of the material terms of the Plan.  With respect to Awards granted under the Plan prior to the Effective Date, all such Awards are intended to be exempt from the deduction limitations of Section 162(m) pursuant to the provisions of Treas. Reg. §1.162-27(f) and this Plan and all such Awards shall be administered, interpreted and construed in a manner necessary to comply with Treas. Reg. §1.162-27(f) (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

Section 22.  Governing Law.  This Plan and any Award granted under this Plan as well as any determinations made or actions taken under this Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without regard to its choice or conflicts of laws principles.

Exhibit 1

The following terms shall have the meaning indicated:

“Award” shall mean an award of rights to an Eligible Person under this Plan.

“Beneficiary” has the meaning set forth in Section 17.

“Board” shall mean the board of directors of Holdings.

“Code” shall mean the United States Internal Revenue Code of 1986, as it now exists or may be amended from time to time, and the rules and regulations promulgated thereunder, as they may exist or may be amended from time to time.

“Committee” shall mean the person or persons responsible for administering this Plan. The Board shall constitute the Committee until the Board appoints a Board Committee, after which time the Board Committee shall constitute the Committee, provided, however, that at any time the Board may designate itself as the Committee or designate itself to administer certain of the Committee’s authority under this Plan, including administering certain Awards under this Plan; provided, however, that a Board Committee must approve Awards granted to non-employee directors of the Board. The Board or the Board Committee may designate a Designated Administrator to constitute the Committee or to administer certain of the Committee’s authority under this Plan, including administering certain Awards under this Plan, subject to the right of the Board or the Board Committee, as applicable, to revoke its designation at any time and to make such designation on such terms and conditions as it may determine in its discretion. For purposes of this definition, the “Board Committee” shall mean a committee of the Board designated by the Board to administer this Plan. The Board Committee (i) shall be comprised of not fewer than three directors, (ii) shall meet any applicable requirements under Rule 16b-3, including any requirement that the Board Committee consist of “Non-Employee Directors” (as defined in Rule 16b-3), (iii) shall meet any applicable requirements under Section 162(m), including any requirement that the Board Committee consist of “outside directors” (as defined in Treasury Regulation §1.162-27(e)(3)(i) or any successor regulation), and (iv) shall meet any applicable requirements of any stock exchange or other market quotation system on which Ordinary Shares are listed. For purposes of this definition, the “Designated Administrator” shall mean one or more Company officers designated by the Board or a Board Committee to act as a Designated Administrator pursuant to this Plan. Except as otherwise determined by the Board, a Designated Administrator shall only be appointed if Rule 16b-3 permits such appointment and the exercise of any authority without adversely affecting the ability of Awards to officers of Holdings to comply with the conditions for Rule 16b-3 or Section 162(m).  The resolutions of the Board or Board Committee designating the authority of the Designated Administrator shall (i) specify the total number of Ordinary Shares subject to Awards that may be granted pursuant to this Plan by the Designated Administrator, and (ii) may not authorize the Designated Administrator to designate him or herself as the recipient of any Awards pursuant to this Plan.

“Company” shall mean Holdings and any parent, affiliate or subsidiary of Holdings, including any affiliates or subsidiaries which become such after adoption of this Plan.

“Dividend Equivalents” shall mean an Award of cash or other Awards with a Fair Market Value equal to the dividends which would have been paid on the Ordinary Shares underlying an outstanding Award of Restricted Stock Units had such Ordinary Shares been outstanding.

“Effective Date” has the meaning set forth in Section 21.

“Eligible Person(s)” shall mean those persons who are full or part-time employees of the Company or other individuals who perform services for the Company, including, without limitation, directors who are not employees of the Company and consultants and independent contractors who perform services for the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it now exists or may be amended from time to time, and the rules promulgated thereunder, as they may exist or may be amended from time to time.

“Fair Market Value” shall mean (i) with respect to the Ordinary Shares, as of any date (A) if the Company's Ordinary Shares are listed on any established stock exchange, system or market, the closing market price of the Ordinary Shares as quoted in such exchange, system or market on such date as reported in the Wall Street Journal or such other source as the Committee deems reliable or (B) in the absence of an established market for the Ordinary Shares, as determined in good faith by the Committee through the reasonable application of a reasonable valuation methods or (ii) with respect to property other than Ordinary Shares, the value of such property, as determined by the Committee, in its sole discretion.

“Holdings” shall mean AgFeed Animal Nutrition Holdings, Inc., a British Virgin Islands corporation.

“Incentive Stock Option” shall mean a Stock Option that is an incentive stock option as defined in Section 422. Incentive Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

“Nonqualified Stock Option” shall mean a Stock Option that is not an incentive stock option as defined in Section 422. Nonqualified Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

“Ordinary Shares” shall mean Class A ordinary shares, par value $0.0001 per share, of Holdings and stock of any other class into which such shares may thereafter be changed.

“Other Holdings Securities” shall mean Holdings securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Ordinary Shares or other property) other than Ordinary Shares.

“Participant” shall mean an Eligible Person to whom an Award has been granted under this Plan.

“Performance Grant” shall mean an Award subject, in part, to the terms, conditions and restrictions described in Section 9, pursuant to which the recipient may become entitled to receive cash, Ordinary Shares, Other Holdings Securities any other form of award issuable under this Plan payment, or any combination thereof, as determined by the Committee.

“Permitted Transferee” means (i) any person defined as an employee in the Instructions to Registration Statement Form S-8 promulgated by the Securities and Exchange Commission, as such Form may be amended from time to time, which persons include, as of the date of adoption of this Plan, executors, administrators or beneficiaries of the estates of deceased Participants, guardians or members of a committee for incompetent former Participants, or similar persons duly authorized by law to administer the estate or assets of former Participants, and (ii) Participants’ family members who acquire Awards from the Participant other than for value, including through a gift or a domestic relations order. For purposes of this definition, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. For purposes of this definition, neither (i) a transfer under a domestic relations order in settlement of marital property rights, nor (ii) a transfer to an entity in which more than fifty percent of the voting or beneficial interests are owned by family members (or the Participant) in exchange for an interest in that entity is considered a transfer for “value”.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

“Plan” shall mean this AgFeed Animal Nutrition Holdings, Inc. 2010 Long-Term Incentive Plan.

“Restricted Period” has the meaning set forth in subsection 8(b).

“Restricted Stock” shall mean an Award of Ordinary Shares that are issued subject, in part, to the terms, conditions and restrictions described in Section 8.

“Restricted Stock Units” shall mean an Award of the right to receive either (as the Committee determines) Ordinary Shares or cash equal to the Fair Market Value of a Ordinary Share, issued subject, in part, to the terms, conditions and restrictions described in Section 8.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and any successor rule.

“Section 162(m)” shall mean §162(m) of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

“Section 409A” shall mean §409A of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

"Section 422" shall mean §422 of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

“Stock Appreciation Right” shall mean an Award of a right to receive (without payment to Holdings) cash, Ordinary Shares, Other Holdings Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Ordinary Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject, in part, to the terms, conditions and restrictions described in Section 7.

“Stock Option” shall mean an Award of a right to purchase Ordinary Shares. The term Stock Option shall include Nonqualified Stock Options, Incentive Stock Options and Purchased Options.

“Ten Percent Employee” shall mean an employee of Holdings or any parent or subsidiary of Holdings who owns stock representing more than ten percent of the voting power of all classes of stock of Holdings or any parent or subsidiary of Holdings within the meaning of Code §§424(e) and (f).

“Treasury Regulation” shall mean a final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.